QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

              We consent to the reference to our firm under the caption "Experts" and to the use of our report dated May 21, 2004 (except for Note 14 and paragraph 39 of Note 2, as to which the dates are May 27, 2004 and September 27, 2004, respectively) in Amendment No. 7 to the Registration Statement (Form S-1 No. 333-116384) and related Prospectus of Theravance, Inc. for the registration of shares of its common stock.

/s/  ERNST & YOUNG LLP

Palo Alto, California
September 30, 2004

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm